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                                                                      Exhibit 11

                 Statement of Computation of Per Share Earnings

            Earnings Per              THREE MONTHS ENDED
                                  ---------------------------
            Common Share                    MARCH 31
                                     2005             2004
                                 ------------     -----------
               Basic              $     0.15        $   0.09

               Average Shares
               Outstanding         1,171,168         822,250

               Diluted            $     0.15        $   0.09

               Average Shares
               Outstanding         1,192,723         822,250




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